UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 22, 2017

Date of Report (Date of earliest event reported)

EXPERIENCE ART AND DESIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174155	81-1082861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

702-347-8521

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  Regulation FD Disclosure

Experience Art and Design Inc. – DTC Update

“EXAD” would like to announce the Company has been informed that its shares are now DTC eligible and will settle electronically.

This should clear the way for potential investors to trade the shares that have blocked because of the shares not being eligible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE ART AND DESIGN, INC.

DATE: June 22, 2017	/s/Matthew Dwyer
Matthew Dwyer
Chief Executive Officer